UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 12, 2007

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, Florida		32202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-301-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2007, the Compensation Committee of the Board of Directors determined not to award any amounts for 2006 under the Company's Annual Incentive Plan (the "Plan") for Peter S. Rummell, the Company's Chief Executive Officer; Wm. Britton Greene, Chief Operating Officer; and Christopher T. Corr, Chief Strategy Officer, since the Company’s performance targets for 2006 were not met. However, Michael N. Regan was granted an award of $75,000 pursuant to the terms of his amended employment agreement, a copy of which was previously filed with the Company’s Current Report on Form 8-K dated January 5, 2007.

The Compensation Committee also designated 2007 target awards under the Plan for each of Messrs. Rummell, Greene and Corr, which target awards were calculated as a percentage of each officer's base salary. The target award percentages are 100% for Mr. Rummell, 75% for Mr. Greene and 60% for Mr. Corr. For each percentage variation from the target performance objective, the amount of the projected award will be increased or decreased, as applicable, at twice the rate. Accordingly, goals that are only 50% achieved will result in a 0% projected award, and goals that are exceeded by 50% or more will result in a 200% projected award. After the calculation of the projected cash award based on the achievement of Company performance goals, an individual performance multiplier will then be applied to determine the actual award under the Plan. The personal multiplier that will be applied to the projected awards for these executive officers if the Company's performance goals are achieved will be 150%, subject to decrease in the discretion of the Committee.

For 2007, the Compensation Committee established a performance goal based on earnings per share of the Company, consistent with prior years. During the first quarter of 2008, the Committee will determine the extent to which the performance goal is attained for purposes of calculating the actual awards.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed February 17, 2006, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 The St. Joe Company Annual Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed February 17, 2006).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

February 16, 2007	By:	/s/ Christine M. Marx

Name: Christine M. Marx
Title: General Counsel and Corporate Secretary